SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant  | |

Check the appropriate box:
| |   Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
| |   Definitive Additional Materials
| |   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Washington Trust Bancorp, Inc.

                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
| |   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
            --------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:
            --------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:
            --------------------------------------------------------------------

         5) Total fee paid:
            --------------------------------------------------------------------
| |   Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:
            --------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:
            --------------------------------------------------------------------

         3) Filing party:
            --------------------------------------------------------------------

         4) Date filed:
            --------------------------------------------------------------------

  [GRAPHIC OF REGISTRANT'S LOGO OMITTED]

                         WASHINGTON TRUST BANCORP, INC.
                  23 Broad Street, Westerly, Rhode Island 02891



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 24, 2001


To the Shareholders of
WASHINGTON TRUST BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WASHINGTON TRUST BANCORP, INC. (the "Corporation"), a Rhode Island corporation, will be held at the Westerly Library, 44 Broad Street, Westerly, Rhode Island on Tuesday, the 24th of April, 2001 at 11:00 a.m. for the purpose of considering and acting upon the following:

         1. The election of five directors for three year terms and one director for a two year term, each to serve until their successors are duly elected and qualified;

         2. The ratification of the selection of independent accountants to audit the Corporation's consolidated financial statements for the year ending December 31, 2001; and

         3. Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record at the close of business on February 27, 2001 will be entitled to notice of and to vote at such meeting. The transfer books of the Corporation will not be closed.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO BE PRESENT. THEREFORE, IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE, AND FILL IN THE ENCLOSED PROXY AND RETURN IT BY MAIL IN THE ENCLOSED ADDRESSED ENVELOPE. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

                                             By order of the Board of Directors,

                                             Harvey C. Perry II
                                             -----------------------------------
                                             Harvey C. Perry II
                                             Secretary


March 20, 2001

                         WASHINGTON TRUST BANCORP, INC.
           23 Broad Street, Westerly, RI 02891 Telephone 401-348-1200

               --------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 24, 2001

               --------------------------------------------------


                                 PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on April 24, 2001, and any adjournment thereof and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by attending the meeting and voting in person, or by notifying the Corporation of the revocation in writing to the Secretary, 23 Broad Street, Westerly, Rhode Island 02891. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2 referred to herein.

As of February 27, 2001, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were issued and outstanding 12,019,617 shares of common stock, $.0625 par value (the "Common Stock"), of the Corporation. Each share of Common Stock is entitled to one vote per share on all matters to be voted upon at the meeting, with all holders of Common Stock voting as one class. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions on the ratification of the selection of independent accountants will have the same legal effect as a vote against such matters. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will not be counted for purposes of approving the matters to be acted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of the election of directors and the ratification of the selection of independent accountants.

Management knows of no matters to be brought before the meeting other than those referred to. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

The approximate date on which this Proxy Statement and accompanying proxy cards will first be mailed to shareholders is March 21, 2001.

                             PRINCIPAL SHAREHOLDERS

The Corporation knows of no person who beneficially owned more than five percent (5%) of the Corporation's outstanding Common Stock as of February 27, 2001.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

The Corporation's Board of Directors is divided into three approximately equal classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Notwithstanding such three-year terms, the Corporation's by-laws require any director who reaches his or her seventieth birthday to resign from the Board of Directors as of the next Annual Meeting of Shareholders following such director's seventieth birthday. There are at present 17 directors.

The current term of James W. McCormick, Jr. expires in 2003. Mr. McCormick will turn 70 before the Annual Meeting on April 24, 2001. Pursuant to the Corporation's by-laws, Mr. McCormick is required to resign as of the Annual Meeting, and has indicated his intention to do so.

This year, a total of six nominees for election to the Board of Directors have been named. Five directors are to be elected at the Annual Meeting to serve until the 2004 Annual Meeting and until their respective successors are elected and have qualified. One director is to be elected at the Annual Meeting to serve until the 2003 Annual Meeting and until his successor is duly elected and qualified. After accounting for the resignation of Mr. McCormick, if all six nominees are elected, the Board of Directors will consist of 16 directors. Directors are elected by the affirmative vote of the majority of the shares of Common Stock entitled to vote thereon and represented in person or by proxy at the Annual Meeting when a quorum is present.

The nominees for election of directors at the Annual Meeting are Alcino G. Almeida, Katherine W. Hoxsie, Edward M. Mazze, Joyce O. Resnikoff, John F. Treanor and John C. Warren. Each of the nominees for director is presently a director of the Corporation. Each of the nominees has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the Board of Directors designates such other persons. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.

The Board of Directors recommends that shareholders vote "FOR" this proposal.

                        NOMINEE AND DIRECTOR INFORMATION

The following table presents all Washington Trust stock-based holdings, as of February 27, 2001, of the directors and certain executive officers of the Corporation and certain other information about such officers and directors.


Name, Age and Principal Occupation                                 Common Stock    Vested                    Percent
  During the Past Five Years                                            (1)      Options (2)     Total      Of Class
------------------------------------------------------------------ ------------ ------------ ------------ ------------
Terms Expiring in 2004 (if elected):

Alcino G. Almeida, 68, Former Executive Vice President and               1,664        5,376        7,040        0.06%
General Manager, The Day Publishing Company through 1997,
currently retired.  Director since 1998.

Katherine W. Hoxsie, CPA, 52, Vice President, Hoxsie                    50,652       24,940       75,592        0.60%
Buick-Pontiac-GMC Truck, Inc.  Director since 1991.

Edward M. Mazze, Ph.D., 60, Dean, College of Business                      200        2,000        2,200        0.02%
Administration and The Alfred J. Verrecchia-Hasbro Inc.
Leadership Chair in Business, University of Rhode Island since
1998; Dean, The Belk College of Business Administration and
Professor of Marketing, University of North Carolina at
Charlotte, 1993-1998.  Director since 2000.

Joyce O. Resnikoff, 64, Chief Executive Officer, Olde Mistick            2,518        2,000        4,518        0.04%
Village, Mystic Connecticut.  Director since 2000.

John C. Warren, 55, Chairman and Chief Executive Officer of the         12,357      100,908      113,265        0.91%
Corporation and the Bank, as hereinafter defined, since 1999;
Chief Executive Officer of the Corporation and the Bank since
1997; President of the Corporation and the Bank 1996-1999.
Director since 1996.

Terms Expiring in 2002:

Gary P. Bennett, 59, Consultant; former Chairman and Chief               6,082        6,642       12,724        0.10%
Executive Officer, Analysis & Technology, through 1999
(interactive multimedia training systems, information systems and engineering services).  Director since 1994.

Larry J. Hirsch, 62, Former President, Westerly Jewelry Co.,             9,667       12,127       21,794        0.17%
Inc. (retailer), currently retired.  Director since 1994.

Mary E. Kennard, Esq., 46, Vice President and University                 3,332       14,544       17,876        0.14%
Counsel, The American University.  Director since 1994.

Joseph J. Kirby, 69, Retired Chairman of the Board and Chief           122,306        7,064      129,370        1.03%
Executive Officer of the Corporation and the Bank 1996-1997;
President of the Corporation and the Bank 1984-1995.  Director
since 1972.

H. Douglas Randall, III, 53, President, HD Randall, Realtors             9,639        2,000       11,639        0.09%
(real estate).  Director since 2000.

Terms Expiring in 2003:

Steven J. Crandall, 48, Vice President, Ashaway Line & Twine             2,741       12,127       14,868        0.12%
Manufacturing Co. (manufacturer of tennis string, fishing line and surgical sutures).  Director since 1983.

Richard A. Grills, 68, Chairman and Chief Executive Officer of         130,344       12,127      142,471        1.14%
Bradford Dyeing Association, Inc., since 1999 (textiles); former consultant.  Director since 1983.

James W. McCormick, Jr., 70, Former President, McCormick's, Inc.        29,587        7,064       36,651        0.29%
(retailer), currently retired.  Director since 1983.

Victor J. Orsinger II, 53, Partner, Orsinger & Nardone,                 27,051        9,314       36,365        0.29%
Attorneys at Law.  Director since 1983.

James P. Sullivan, CPA, 62, Former Finance Officer, Roman Catholic       6,298       10,931       17,229        0.14%
Diocese of Providence, currently retired.  Director since 1983.

Neil H. Thorp, 61, President, Thorp & Trainer, Inc.                     30,438       10,127       40,565        0.32%
(insurance).  Director since 1983.

John F. Treanor (if elected), 53, President and Chief Operating          1,000       21,296       22,296        0.18%
Officer of the Corporation and the Bank since 1999.  Executive
Vice President, Chief Operating Officer Chief Financial Officer
and Treasurer of SIS Bancorp, Inc., 1994-1999.  Director since
2001.

In addition to the nominee and director information provided above, the following summarizes the security ownership of certain executive officers of the Corporation and the Bank, who are not also directors of the Corporation:

David V. Devault, CPA                                                    2,263       73,326       75,589        0.60%
   Executive Vice President, Treasurer and Chief Financial Officer

Harvey C. Perry II                                                      19,586        3,598       23,184        1.19%
   Senior Vice President and Secretary

Joseph E. LaPlume                                                       18,316       51,666       69,982        0.56%
   Senior Vice President and Regional Manager

All Directors and Executive Officers as a Group (27 persons)           505,955      480,986      986,827        7.89%

----------------------------

(1) Includes 1,182, 1,129 and 135 common stock equivalents held by Messrs. Almeida, Warren and LaPlume, respectively, in the Corporation's Nonqualified Deferred Compensation Plan.
(2) This column includes stock options that are or will become exercisable within 60 days.

Board of Directors and Committees

The Corporation's Board of Directors (the "Corporation's Board") held seven meetings in 2000. In 2000, the Board of Directors of the Corporation's subsidiary, The Washington Trust Company ("the Bank"), the members of which included all of the Corporation's Board members, held fourteen meetings. During 2000, each member of the Corporation's Board attended at least 75% of the aggregate number of meetings of the Corporation's Board, the Bank's Board of Directors (the "Bank's Board") and the committees of the Corporation's Board of which such person was a member.

The committees of the Corporation's Board of Directors include an Executive Committee, a Compensation Committee, and an Audit Committee.

Members of the Executive Committee are Directors Orsinger (Chairperson), Bennett, Grills, Hoxsie, Kirby, Thorp and Warren. The Executive Committee met ten times in 2000 and, when the Board of Directors is not in session, is entitled to exercise all the powers and duties of the Corporation's Board. The Executive Committee, excluding Mr. Warren, Chief Executive Officer, is also responsible for reviewing the qualifications of potential nominees for election to the Board of Directors of the Corporation.

Members of the Compensation Committee are Directors Bennett (Chairperson), Almeida, Hirsch, Kennard, Mazze and Orsinger. The Compensation Committee, which met eight times in 2000, is responsible for reviewing compensation policies, for remuneration arrangements for executive officers and for the administration of the Corporation's Amended and Restated 1988 Stock Option Plan ("1988 Plan") and 1997 Equity Incentive Plan ("1997 Plan").

Members of the Audit Committee are Directors Hoxsie (Chairperson), Crandall, Mazze, McCormick, Resnikoff and Sullivan. The Audit Committee, which met five times in 2000, is responsible for, among other things, reviewing the adequacy of the Corporation's system of internal controls, its audit program, the performance and findings of its internal audit staff and action to be taken thereon by management, reports of the independent accountants, the independence of the independent public accountants, the audited financial statements of the Corporation and discussing such results with the Corporation's management, considering the range of audit and non-audit fees, and performing such other oversight functions as the Corporation's Board may request from time to time.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

During 2000, for each meeting of the Board of Directors of the Corporation and of the Bank attended, non-employee directors received $300 and $600, respectively. In addition, non-employee directors received $400 for each
Corporation and Bank committee meeting attended (non-employee committee chairpersons received $600 per meeting). However, directors attending more than one meeting in any one day (excluding meetings of the Board of Directors of the Corporation) were generally paid only for one of such meetings. In addition, non-employee directors received a $9,000 annual retainer, which is paid quarterly.

The Nonqualified Deferred Compensation Plan (the "1999 Plan"), effective January 1, 1999, provides standard arrangements pursuant to which directors may elect to defer all or part of their fees. Deferred fees are invested in any of several benchmark options, including the Corporation's Common Stock. Deferred fees are payable in a lump sum or installments following termination of service as a director or attainment of a certain age; if the investment benchmark selected is the Corporation's Common Stock, the fees may also be payable in the form of such stock.

The 1997 Plan, as amended, provides that each director of the Corporation who is not an employee of the Corporation shall automatically be granted a nonqualified option to purchase 2,000 shares of Common Stock as of the date of each Annual Meeting after which such director will continue to serve as a director of the Corporation at an option price equal to the fair market value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. These options are exercisable on and after the date that is one year after the date of grant. In addition, the Corporation's Board may provide for such other terms and conditions of these options, as shall be set forth in the applicable option agreements, including acceleration of exercise upon a change of control of the Corporation.

Executive Compensation

The following table shows, for the fiscal years ended December 31, 2000, 1999, and 1998, the compensation of each person who served as Chief Executive Officer and the four most highly compensated executive officers of the Corporation and/or the Bank, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                         Annual Compensation               Awards
                                                  -----------------------------------  ---------------
                                                                              Other        Number        All Other
Name and                                                                      Annual      of Stock     Compensation
Principal Position                       Year      Salary      Bonus (1)   Compensation  Options (2)        (3)
-------------------------------------- --------- ----------- ------------ ------------- -------------- -------------

John C. Warren                           2000      $300,000   $150,000      $21,677 (4)      29,510      $8,986 (5)
Chairman and Chief Executive Officer     1999       275,000    121,000            0          23,575       8,250 (5)
                                         1998       250,000     92,500            0               0       7,500 (5)

John F. Treanor                          2000      $200,000    $87,500           $0          16,395      $4,385
President and Chief Operating Officer    1999       132,346     53,419       13,173 (4)      27,337           0


David V. Devault                         2000      $154,000    $53,000           $0          10,100      $4,616
Executive Vice President, Treasurer      1999       147,000     46,922            0           8,400       4,410
 and Chief Financial Officer             1998       135,269     37,125            0               0       4,058

Harvey C. Perry II                       2000      $125,000    $35,000           $0          10,000      $3,745
Senior Vice President and Secretary      1999       116,000     30,856            0           4,975       3,480
                                         1998       110,000     27,500            0               0       3,300

Joseph E. LaPlume                        2000      $128,000    $31,000           $0           6,295      $4,026
Senior Vice President and                1999        42,789     31,356            0           4,050       1,192
 Regional Manager

(1) Bonus amounts represent amounts accrued for the years indicated under the Corporation's Short-Term Incentive Plan for its executive officers and other key employees (the "Incentive Plan"). The Incentive Plan provides for annual payments to participants up to a maximum percentage of base salary, which percentages vary among participants. The Incentive Plan also permits certain additional discretionary payments.

(2) None of the stock options granted to the Named Executives has tandem stock appreciation rights ("SARs").

(3) Under the terms of the Bank's tax-qualified 401(k) plan (the "401(k) Plan"), which covers substantially all employees, the Bank matched 50% of each participant's first 2% of voluntary salary contributions and 100% of each participant's next 2% of salary contributions up to a maximum match of 3%.

(4) Amounts reimbursed for payment of taxes.

(5) Includes  $3,886,  $3,450 and $2,700 for 2000, 1999 and 1998,  respectively, accrued under the Bank's Supplemental Pension Benefit and Profit Sharing Plan (the "Supplemental Plan"), which provides for payments by the Bank of certain amounts which would have been contributed by the Bank under the 401(k) Plan, but for limitations on employer contributions contained in the Code, as hereinafter defined.


----------------------------

The following table contains information concerning the grant of stock options pursuant to the 1997 Plan to the Named Executives during the fiscal year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants
                            ------------- --------------- ------------ --------------

                                                                                      Potential Realizable Value at
                                            Percent of                                   Assumed Annual Rates of
                             Number of    Total Options                                  Stock Price Appreciation
                             Securities     Granted to     Exercise                          for Option Term
                             Underlying     Employees       or Base                   --------------- ---------------
                              Options       in Fiscal      Price Per    Expiration
    Name                    Granted (1)       Year           Share         Date            5% (2)         10% (3)
--------------------------- ------------- --------------- ------------ -------------- --------------- ---------------
John C. Warren                  29,510        15.83%        $15.25      05/15/2010        $283,020        $717,228
John F. Treanor                 16,395         8.80%        $15.25      05/15/2010        $157,239        $398,473
David V. Devault                10,100         5.42%        $15.25      05/15/2010         $96,865        $245,476
Harvey C. Perry II              10,000         5.37%        $15.25      05/15/2010         $95,906        $243,046
Joseph E. LaPlume                6,295         3.38%        $15.25      05/15/2010         $60,373        $152,997


(1) All options granted to the Named Executives were granted in May 2000 under the 1997 Plan. These options become exercisable in 25% installments commencing on the date of grant and on each anniversary date thereafter, so long as employment with the Corporation continues. If a change in control were to occur, the options set forth above would become immediately exercisable in full.

(2) $15.25 at 5% annually for 10 years = $24.84.

(3) $15.25 at 10% annually for 10 years = $39.55.


----------------------------

The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 2000 and unexercised options held as of the end of the 2000 fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                           Number of Securities            Value of Unexercised
                                                          Underlying Unexercised           In-the-Money Options
                                                          Options at FY-End (1)              at FY-End (1)(2)
                                                       ----------------------------    -----------------------------
                           Acquired        Value
    Name                  on Exercise     Realized     Exercisable    Unexercisable    Exercisable     Unexercisable
------------------------ -------------- ------------- -------------- --------------- --------------- ----------------
 John C. Warren                   0            $0         100,908          33,921         $231,943             $0
 John F. Treanor                  0            $0          17,766          25,966               $0             $0
 David V. Devault                 0            $0          73,326          11,775         $443,957             $0
 Harvey C. Perry II           2,000       $23,481          51,666           9,988         $289,985             $0
 Joseph E. LaPlume                0            $0           3,598           6,747               $0             $0


(1) There are no SARs attached to the stock options held by the Named Executives.

(2) Value based on the fair market value of the Corporation's Common Stock on December 31, 2000, $14.00, minus the exercise price.

----------------------------

The Bank maintains a qualified defined benefit pension plan (the "Pension Plan") for substantially all employees of the Corporation and the Bank. The Internal Revenue Code of 1986, as amended (the "Code") limits the compensation amount used in determining the annual benefits payable from qualified plans to an individual. However, the Supplemental Plan provides for payments by the Bank of certain amounts which employees of the Bank would have received under the Pension Plan in the absence of such limitations in the Code. Benefits payable under the Supplemental Plan are an unfunded obligation of the Bank. The following table shows the annual benefits payable upon retirement, assuming retirement at age 65 in 2000, under the Pension Plan and the Supplemental Plan as it relates to the Pension Plan.

                               PENSION PLAN TABLE

                                                                Years of Service
          Average            ---------------------------------------------------------------------------------------
       Annual Pension
        Compensation               15                20                25               30                35
 --------------------------- ---------------- ----------------- ----------------- ---------------- -----------------
            $125,000             $31,265           $41,687           $52,109          $62,531           $72,952
             150,000              38,203            50,937            63,671           76,406            89,140
             175,000              45,140            60,187            75,234           90,281           105,327
             200,000              52,078            69,437            86,796          104,156           121,515
             225,000              59,015            78,687            98,359          118,031           137,702
             250,000              65,953            87,937           109,921          131,906           153,890
             300,000              79,828           106,437           133,046          159,656           186,265
             350,000              93,703           124,937           156,171          187,406           218,640
             400,000             107,578           143,437           179,296          215,156           251,015
             450,000             121,453           161,937           202,421          242,906           283,390
             500,000             135,328           180,437           225,546          270,656           315,765

Annual payments to an employee retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. Pension compensation consists of base salary, plus, in the case of the Named Executives and certain other key employees, payments pursuant to the Incentive Plan. Such amounts are shown in the Salary and Bonus columns of the Summary Compensation Table. The benefit is the sum of (i) 1.2% of pension compensation multiplied by the number of years of service, plus (ii) .65% of pension compensation in excess of the Social Security covered compensation level multiplied by the number of years of service. In 1999, the covered Social Security compensation level was $35,100. The benefits shown are straight-life annuity amounts not reduced by a joint survivorship benefit, which is available.

The years of service accrued for purposes of the Pension Plan in 2000 for the following Named Executives were: Mr. Warren, 4 years; Mr. Treanor, 1 year; Mr. Devault, 14 years; Mr. Perry, 26 years; and Mr. LaPlume, 7 years.


EMPLOYMENT AGREEMENT AND CHANGE OF CONTROL AGREEMENTS

The Bank entered into an employment agreement (the "Employment Agreement") with Mr. LaPlume, effective at the time of the August 1999 merger of Pier Bank into the Bank for a term ending December 31, 2001. The terms of the Employment Agreement are substantially the same as a previous agreement between Mr. LaPlume and Pier Bank. At the end of the term of the Employment Agreement, Mr. LaPlume's employment will continue at-will. The Employment Agreement provides that Mr. LaPlume will receive minimum compensation at the annualized rate of $125,000 for 1999, subject to possible increases after that year at the sole discretion of the Bank's Board, in addition to all regular benefits provided by the Bank.

The Corporation entered into Change of Control Agreements (the "Agreements") with each of the Named Executives pursuant to which each such executive may become entitled to receive severance pay and benefits continuation if (a) within 13 months after a Change in Control of the Corporation or the Bank (as defined in the Agreements), (i) the Corporation or Bank terminates the executive for reasons other than for Cause or the death or disability of the executive, or
(ii) the executive resigns for Good Reason (as defined in the Agreements), which includes a substantial adverse change in the nature or scope of the executive's responsibilities and duties, a reduction in the executive's salary and benefits, relocation, a failure of the Corporation or Bank to pay deferred compensation when due, or a failure of the Corporation or the Bank to obtain an effective agreement from any successor to assume the agreements, or (b) the executives resign for any reason during the 13th month after the Change in Control. The amount of severance (a multiple of the sum of base salary and most recent bonus) and the length of benefits continuation vary for each executive. The Agreements provide for an additional payment to cover the impact of the 20 percent excise tax imposed by Section 280G of the Code in the event the Named Executive becomes subject to such excise tax.

                         Multiple of
Named Executive         Base and Bonus    Length of Benefits Continuation
-------------------- -------------------- --------------------------------

John C. Warren               3.00                    36 months
John F. Treanor              2.00                    24 months
David V. Devault             2.00                    24 months
Harvey C. Perry II           2.00                    24 months
Joseph E. LaPlume            1.00                    12 months


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the executive compensation program of the Corporation under the supervision of the Corporation's Board. The success of the Corporation is highly dependent on hiring, developing and training qualified people who feel encouraged to perform for the good of the shareholders, the community, the Corporation and customers. The executive compensation program consists of three elements: base salary, short-term incentive compensation and long-term incentives. Prior to the beginning of the fiscal year, the Compensation Committee consulted with an independent compensation consultant (the "Consultant") which provided certain information regarding base salary and short-term and long-term incentive practices of comparable companies in the banking industry (the "Compensation Peer Group"). This information was used by the Compensation Committee to evaluate, adjust and approve recommendations made by the Chief Executive Officer for the compensation package for each other executive officer, and to develop and approve the compensation package of the Chief Executive Officer. The general policy of the Compensation Committee is to attempt to position executive base salary levels in the middle of the range of base level salaries for comparable executives in the Compensation Peer Group, with adjustments to reflect such subjective factors as technical, managerial and human relations skills, problem solving capabilities, and level of accountability.

Base salary for all executive officers is determined by the Compensation Committee, subject to approval of the full Corporation's Board. Salary levels were recommended for approval by the Compensation Committee for each executive officer's position based on an analysis of compensation level information provided by the Consultant, following the general guidelines outlined above. Generally, the Compensation Committee relied on the recommendations of the Chief Executive Officer in following these guidelines to establish the base salary of the other executive officers for 2000. The base annual salary established by the Compensation Committee for Mr. Warren, Chairman and Chief Executive Officer, was $300,000, a 9.1% increase over 1999.

The Incentive Plan provides for the payment of additional cash compensation to officers based upon the achievement of target levels of return on equity and, with respect to officers other than the Chief Executive Officer and the President and Chief Operating Officer, the achievement of individual objectives established by senior management. The return on equity target levels were established by the Compensation Committee based upon their review of data for the Compensation Peer Group provided by the Consultant and management's expectations and recommendations. The Compensation Committee's policy is to review periodically these performance measures and adjust them as appropriate. The total target payout for the Chief Executive Officer in 2000 was 40% of base salary.

In 2000, the Corporation's return on equity was 16.98%, on an operating basis excluding nonrecurring items. As measured against the Compensation Peer Group and the targets established by the Compensation Committee, this result entitled the executive officers to a payout for 2000 performance of 125% of the return on equity portion of the target payout for each officer. Payouts based on the achievement of individual performance goals were subjectively determined by each participant's supervisor.

As a general rule, stock options have been granted to the executive officers on an annual basis. The granting of stock options is viewed as a desirable long-term compensation method because it closely links the interest of management with shareholder value and aids in the retention and motivation of executives to improve the long-term stock market performance of the Corporation's stock. When granting stock options to executive officers, the Compensation Committee reviews data for the Compensation Peer Group provided by the Consultant and, for officers other than the Chief Executive Officer, recommendations made by the Chief Executive Officer, which are based on each officer's level of responsibility and contribution towards achievement of the Corporation's business plan and objectives. In May 2000, the Compensation Committee granted to Mr. Warren, the Chief Executive Officer, options to purchase 29,510 shares, with an exercise price of $15.25 per share. The grant to the Chief Executive Officer was based upon his strong performance as exemplified by his service to the Corporation and his demonstrated leadership skills.

The  foregoing  report has been  furnished  by the  members of the  Compensation
Committee:

  Gary P. Bennett (Chairperson)                          Mary E. Kennard, Esq.
  Alcino G. Almeida                                      Edward M. Mazze, Ph.D.
  Larry J. Hirsch                                        Victor J. Orsinger II

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendations concerning remuneration arrangements for senior management of the Corporation and the Bank, subject to the approval of the Board of Directors. The Compensation Committee is also responsible for the administration of the Corporation's 1988 Plan and the 1997 Plan. The Compensation Committee members are Directors Bennett (Chairperson), Almeida, Hirsch, Kennard, Mazze and Orsinger. No members of the Compensation Committee are currently employees of the Corporation or the Bank. During 2000, the Bank paid approximately $10,697 in legal fees related to collection matters to the law firm of Orsinger & Nardone, of which Mr. Orsinger, a member of the Compensation Committee, is a partner.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) and the Nasdaq Bank Index for the five years ended December 31, 2000.

[The line graph referred to in the preceding  paragraph  appears in this page in the proxy filed in paper format that will be provided to shareholders. The following table provides the data points necessary to describe this graphic via EDGAR.]

                                            1995         1996         1997         1998         1999          2000
------------------------------------- ------------- ------------ ------------ ------------ ------------ -------------

 Washington Trust Bancorp, Inc.            $100.00      $164.82      $285.70      $267.77      $226.95       $183.24

 The Nasdaq Stock Market (U.S.)            $100.00      $123.04      $150.69      $212.51      $394.92       $237.62

 Nasdaq Bank Index                         $100.00      $132.04      $221.06      $219.64      $211.14       $241.08


The results presented assume that the value of the Corporation's Common Stock and each index was $100 on December 31, 1995. The total return assumes reinvestment of dividends.


REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Board of Directors has determined that the members of the Audit Committee are independent. The Audit Committee has adopted a written charter. The charter is included as Exhibit A to this Proxy Statement. In connection with these responsibilities, the Audit Committee reviewed the scope of the overall audit plans of both the internal and external auditors; evaluated the results of audits performed by the external and internal auditors that included but were not limited to accounting issues and internal controls; assessed the action that has been taken by management in response to the audit results; and appraised the effectiveness of the internal and external audit efforts.

In addition, the Audit Committee has:

  Reviewed and discussed the audited financial statements with management.

  Discussed with KPMG LLP the matters required to be discussed by SAS 61.

  Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1, and has discussed with the independent accountant the independent accountant's independence.

Based on the review and discussions above, the Audit Committee recommended to the Corporation's Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the "SEC").

The foregoing report has been furnished by the members of the Audit Committee:

  Katherine W. Hoxsie (Chairperson)                      James W. McCormick, Jr.
  Steven J. Crandall                                     Joyce O. Resnikoff
  Edward M. Mazze, Ph.D.                                 James P. Sullivan

During the year ended December 31, 2000, the Corporation paid the following fees to KPMG LLP:


         Audit Fees                                                    $110,000
                                                                  --------------

         Financial Information Systems
           Design And Implementation Fees                                    $0
                                                                  --------------

         All Other Fees: Acquisition Related Matters                    $83,000
                         Tax Services                                   $21,000
                         Benefit Plan and Other Audits                  $19,500
                         Other Matters                                  $34,700
                                                                  --------------
                              Total All Other Fees                     $158,200
                                                                  --------------

The Audit Committee has considered whether the provision of the services identified under the heading All Other Fees is compatible with maintaining KPMG LLP's independence and has determined that provision of such services is consistent with maintaining the principal accountant's independence.


INDEBTEDNESS AND OTHER TRANSACTIONS

The Bank has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and their associates, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features when granted. During 2000, the Bank paid legal fees to a law firm of which a director is a partner. See "Compensation Committee Interlocks and Insider Participation."


                                   PROPOSAL 2

RATIFICATION OF SELECTION OF ACCOUNTANTS

The ratification of KPMG LLP to serve as independent accountants of the Corporation for the current fiscal year ending December 31, 2001 will be submitted to the Annual Meeting. Such ratification requires the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, represented in person or by proxy, at the Annual Meeting when a quorum is present. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. Action by shareholders is not required by law in the appointment of independent accountants, but their appointment is submitted by the Corporation's Board in order to give the shareholders a voice in the designation of accountants. If the appointment is not ratified by the shareholders, the Corporation's Board will reconsider its choice of KPMG LLP as the Corporation's independent accountants.

The Board of Directors recommends that shareholders vote "FOR" this proposal.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Corporation, the Corporation believes that during 2000 all Section 16(a) filing requirements applicable to its Insiders were complied with, except that John F. Treanor inadvertently failed to report on a timely basis one report representing three transactions in 2000.


SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation to the 2002 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, Rhode Island 02891, Attention: Chief Executive Officer, not later than November 21, 2001 for inclusion, if appropriate, in the Corporation's Proxy Statement and the form of proxy relating to the 2002 Annual Meeting. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. Proxies solicited by the Corporation's Board will confer discretionary voting authority with respect to shareholder proposals, other than proposals to be considered for inclusion in the Corporation's proxy statement described above, that the Corporation receives at the above address after February 3, 2002. These proxies will also confer discretionary authority with respect to shareholder proposals, other than proposals to be considered for inclusion in the Corporation's proxy statement described above, that the Corporation receives on or before February 3, 2002, subject to SEC rules governing the exercise of such authority.


FINANCIAL STATEMENTS

The financial statements of the Corporation are contained in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which has been provided to the shareholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.


OTHER BUSINESS

Management knows of no matters to be brought before the meeting other than those referred to in this Proxy Statement, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.


INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

Copies of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission are available without charge upon written request addressed to Elizabeth B. Eckel, Senior Vice President, Marketing, Washington Trust Bancorp, Inc., P.O. Box 512, Westerly, Rhode Island 02891-0512.


EXPENSE OF SOLICITATION OF PROXIES

The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation therefor. In addition, the Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $4,000 plus customary expenses.

                                   Submitted by order of the Board of Directors,

                                   Harvey C. Perry II
                                   ---------------------------------------------
                                   Harvey C. Perry II
                                   Secretary

Westerly, Rhode Island
March 20, 2001

                                    Exhibit A

                             AUDIT COMMITTEE CHARTER


PURPOSE

The role of the Audit Committee of Washington Trust Bancorp, Inc. and The Washington Trust Company (collectively, the "Corporation") is to act on behalf of the Board of Directors and oversee all material aspects of the organization's financial reporting, control, and audit functions, except those specifically related to responsibilities of another standing committee of the Board. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders, any government body or the public, and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Corporation's policies, procedures and practices at all levels.

MEMBERSHIP

The Audit Committee shall have at least three members, comprised solely of independent directors as determined by the Board, each of whom shall be free from any relationships that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. Each member of the Committee shall be able to read and understand fundamental financial statements, or will become able to do so within a reasonable period of time after his or her appointment. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

MEETINGS

1. The Committee will generally hold regular meetings at least four times each year, more frequently if circumstances make that preferable. The Audit Committee Chairperson has the power to call a Committee meeting in person or by conference call whenever he or she thinks there is a need. Committee meeting agendas shall be the responsibility of the Committee Chairperson, with input from Committee members.

2. Meetings of the Audit Committee will include an Executive session for private consultation with the Director of Internal Auditing after each meeting, and periodic consultations with the independent auditor and management.

DUTIES & RESPONSIBILITIES

Reports to the Full Board of Directors will include:

3. Audit Committee activity reports to be given to the fill Board of Directors at the next Board meeting following the Audit Committee meeting.

4.   The  selection  of the  independent  auditor for  Corporation  audits.  The
     Committee's selection is subject to approval by the full Board of Directors. The Audit Committee will also review and set any fees paid to the independent auditor and review and approve dismissal of the independent auditor.

Independent Auditor Selection will include:

5. A review of management's plans for engaging the independent auditor to perform significant management advisory services that are beyond the scope of the engagement letter.

6. An annual evaluation of the independence of the outside auditor and receipt of a formal written statement delineating all relationships between the auditor and the Corporation.

7. Instructions to the independent auditor that the Board of Directors and the Audit Committee, as representatives of the shareholders, are the auditor's client.

8. Inquiries as to the auditor's independent qualitative judgements about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Corporation.

9. An analysis of fees charged to the Corporation for services rendered by the independent auditor.

Committee Reviews will include:

10. Reviews of the overall audit plans of both the internal and independent auditors.

11. The review of any changes required in the planned scope of the independent auditor or internal audit plans.

12. Reviews of the results of all audits performed by the external and internal auditors that include but are not limited to accounting issues, organizational, operational and data processing controls, and scrutiny of the action that has been taken by management.

13. Appraisal of the effectiveness of the internal and external audit efforts and the Corporation's Internal controls through discussions with the internal auditor, independent auditor and management.

14.   Supervision of any other oversight functions requested by the full Board.

Other Activities will include:

15. Review of the program that monitors compliance with the organization's Corporate Code of Ethics to ensure that adequate monitoring and enforcement are in place, and that communication of the Code is adequate within the organization.

16. Review of the performance, appointment or dismissal of the Director of Internal Auditing.

17. Review of the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditor.

18. Review of management's quarterly financial report to the Securities and Exchange Commission.

19.   Review  and  assessment of  the  results  of  examinations  by  regulatory
      authorities  in  terms  of   important   findings,   recommendations,  and
      management's response.

20. Review of the nature and adequacy of the organization's insurance coverage.

21. Review of the nature and adequacy of the organization's compliance, security and electronic data processing systems through annual reports by department supervisors.

22. Review of the Internal Auditing Department's charter, annual budget and staffing.

23. Review, assessment and update, as necessary, the Committee's Charter annually. The Committee shall submit the Charter to the Board for approval annually.

24. The performance of any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

25. Periodic self-assessment of all of the above elements, as well as regular assessments of internal and external audit performance.


The Audit Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

On December 17, 1992 the Board of Directors empowered the Audit Committee to retain independent counsel, as it deems necessary.

Reviewed and Approved:   June 13, 2000

                         WASHINGTON TRUST BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Joseph J. Kirby, Victor J. Orsinger II and John C. Warren, or any one of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Washington Trust Bancorp, Inc. at the Annual Meeting of its shareholders to be held April 24, 2001 or any adjournment thereof.

   This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.

   PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                      (Continued and to be signed on other side)






Please mark your votes as indicated [x]

The Board of Directors recommends that you instruct the proxies to vote FOR all of the proposals, each of which has been made by the Corporation.

                                                  FOR           WITHHOLD
                                             all nominees     AUTHORITY to
                                              (except as          vote
                                              indicated)    for all nominees
1. ELECTION OF   NOMINEES:   Alcino G.
   DIRECTORS     Almeida,  Katherine W.
                 Hoxsie,  Edward M. Mazze,
                 Joyce O. Resnikoff,  John F.
                 Treanor,  John C. Warren         [ ]              [ ]


(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' name(s) in the space provided below.)

         ---------------------------------------------------------------

2. To ratify the selection of KPMG LLP        FOR     AGAINST     ABSTAIN
   as independent accountants of the
   Corporation for the year ending
   December 31, 2001.                         [ ]       [ ]         [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Dated: _______________________________________, 2001

Signature __________________________________________

Signature if held jointly __________________________

Please sign exactly as name appears. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.